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                                                                     Exhibit 3.2

                               STATE of DELAWARE
                       CERTIFICATE of LIMITED PARTNERSHIP
                                       Of
                     LEASE EQUITY APPRECIATION FUND I, L.P.

/ / THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

/ / FIRST: The name of the limited partnership is: Lease Equity Appreciation
    Fund I, L.P.

/ / SECOND: The name and address of the Registered Agent is: Andrew Lubin, 49
    Bancroft Mills, Unit P15, New Castle County, Wilmington, DE 19806.

/ / THIRD: The name and mailing address of each general partner is as follows:
    LEAF Partnership Management, Inc.

/ / IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited
    Partnership of Lease Equity Appreciation Fund I, L.P. as of January 31,
    2002.



                           LEAF   Partnership Management, Inc., General Partner

                           By:    /s/ MILES HERMAN
                                  --------------------------------------------
                           Name:  Miles Herman, President




















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